UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ALLIANCE BANKSHARES CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Alliance Bank Washington FIRSTBANK Building a BETTER COMPANY PLEASE VOTE FOR THE MERGER TODAY

DEAR FELLOW SHAREHOLDER: Recently, we mailed you a copy of a joint proxy statement/prospectus explaining the proposed merger of Alliance Bankshares Corporation (“Alliance”) with and into WashingtonFirst Bankshares, Inc. (“WashingtonFirst”). We urge you to read that document carefully, as it contains important information you need in considering the merger. This brochure provides an overview of the merger and what we believe will be the resulting benefits to you, and also provides answers to some frequently asked questions. As you may be aware, Alliance is facing increasing difficulty in maintaining and improving performance and shareholder value over the long-term in the current and prospective economic and regulatory environment affecting the banking industry as a whole. Your board believes that economic recovery and improvements in banks’ profits and market values will be a slow process, which would be particularly challenging for Alliance and Alliance Bank given their present financial condition, operating performance and the memorandum of understanding with the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions. After considering Alliance’s future prospects and strategic options, your board concluded that partnering with a financial institution with a strong management team, access to capital, a sound balance sheet and a strong operating performance would better maximize the long-term value of its shareholders’ investment than if Alliance remained independent. Your board of directors unanimously believes that this merger is in the best interests of Alliance shareholders. We urge you to vote FOR the approval of the reorganization agreement pursuant to which the merger will occur by using the enclosed proxy card to vote by telephone, by Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided TODAY. Your vote is important, no matter how many or how few shares you own. If you do not vote, it will have the same effect as a vote against the merger. The special meeting of Alliance shareholders is scheduled for December 19, 2012. If you have any questions about the proposed merger or about how to vote your shares, please call Innisfree M&A Incorporated, the firm assisting us in the solicitation of proxies, toll-free at 888-750-5834. With appreciation for your support, Donald W. Fisher, Ph.D. Chairman of the Board of Directors William E. Doyle, Jr. President and Chief Executive Officer

Vote FOR The

OPPORTUNITY:

To receive cash for your shares; AND/OR

To benefit through an investment in a stronger combined company with a complete branch network in the greater Washington, D.C. Metropolitan Area. Your board believes that the combined company:

Will be able to access capital more easily and use its capital more profitably and efficiently; and

That its asset size will provide opportunities to achieve economies of scale simply unachievable on a standalone basis.

Upon completion of the merger, for each share of Alliance common stock that your own, you will be entitled to receive , at your election and subject to limitation and adjustment as described in the joint proxy statement/prospectus:

A maximum of $5.30 in cash or 0.4435 shares of WashingtonFirst common stock (plus cash in lieu of a fractional share), subject to a downward adjustment to minimum of $4.77 in cash or 0.3992 shares of WashingtonFirst common stock (plus cash in lieu of a fractional share). Cash elections are limited to up to 20% of the shares of Alliance common stock.

The minimum cash consideration represents a premium of 16.3% above the closing price of shares of Alliance common stock on the day before the transaction was announced.

The maximum cash consideration would represent a premium of 29.3% above the closing price of shares of Alliance common stock on the day before the transaction was announced.

ABOUT WASHINGTONFIRST:

WashingtonFirst is the parent company of WashingtonFirst

Bank, a Virginia chartered commercial bank.

WashingtonFirst Bank offers a comprehensive range of commercial banking products and services to small and medium sized business, not-for-profit organizations, professional service firms and individuals in the greater Washington, D.C. Metropolitan Area.

WashingtonFirst has a strong balance sheet with approximately $596 million in total assets and $519 million in total deposits (As of September 30, 2012).

WashingtonFirst has applied to list its shares of common stock on the NASDAQ in connection with the merger, and approval for listing is a condition to Alliance’s obligation to complete the merger.

Vote FOR the approval of the reorganization agreement pursuant to which the merger will occur by using the enclosed proxy card to vote by telephone, by Internet or by signing, dating and returning the proxy card in the envelope provided TODAY.

FREQUENTLY ASKED QUESTIONS:

What do I need to do now to vote by proxy at the special meeting?

After you have reviewed the information in the joint proxy statement/prospectus, simply use the enclosed proxy card to vote your shares. Easy instructions are provided on the proxy card so that you may submit your proxy by telephone or by Internet. Alternatively, you may sign, date and mail the proxy card in the enclosed postage-paid envelope. We encourage you to submit your proxy as soon as possible to ensure that your shares are represented at the special meeting.

What does the Alliance board of directors think about the proposed merger?

Your board of directors unanimously approved and recommends that shareholders vote FOR the proposal to approve the reorganization agreement pursuant to which the merger will occur.

Does it really matter if I vote?

YES – Approval of the transaction requires the affirmative vote of the holders of more than two-thirds of the shares of Alliance common stock outstanding as of the record date, October 26, 2012. This means that if you fail to vote, it will have the same effect as a vote against the merger. Therefore, your vote FOR the merger is very important, no matter how many or how few shares you own.

How does the adjustment to the merger consideration work?

The reorganization agreement provides for a downward adjustment of the merger consideration if Alliance’s shareholders’ equity as of December 31, 2011 (the “base amount”) has declined by more 10% as of the month-end prior to closing of the merger, less certain exclusions. In such event, the cash component of the merger consideration will be reduced by the per share amount of the decline in Alliance’s shareholders’ equity that exceeds 10% of the base amount, up to a reduction in the per share amount of 10% of the base amount. The stock component will also be reduced by adjusting the 0.4435 conversion ratio to equal the per share amount of the cash consideration, as adjusted as described above, divided by $11.95. The possible downward adjustment to the merger consideration is described in detail in the section called “Reorganization Agreement—Merger Consideration” beginning on page 108 of the joint proxy statement/prospectus

What was the decline in Alliance’s shareholders’ equity as of September 30, 2012 when compared to December 31, 2011 (after adjusting for certain exclusions)?

As of September 30, 2012, the decline in shareholders’ equity (after adjusting for exclusions), is less than 1%–specifically, the figure is 0.87%. No downward adjustment in the merger consideration will occur unless Alliance’s shareholders’ equity as of December 31, 2011 has declined by more than 10% as of the month-end prior to closing.

How do I make an election regarding the merger consideration?

If you hold shares in your own name, you should have received an election form together with the joint proxy statement/prospectus. To make a valid election, you must return a properly completed election form to the exchange agent no later than the election deadline. If you hold shares through a bank or broker or other custodian, please follow the separate instructions provided by your bank or broker or other custodian as to how you may direct it to make an election on your behalf.

When is the election deadline?

The election deadline will be 5:00 p.m., Eastern time, on the date that is two business days immediately preceding the closing date of the merger. The election deadline will be publicly announced at least five business days prior to the anticipated merger closing date.

If my election form is not received by the exchange agent prior to the election deadline, what type of consideration do I receive?

You will receive shares of WashingtonFirst common stock; you will not receive any cash (other than cash received in lieu of fractional shares).

When I elect the form of consideration that I wish to receive for my shares, is that what I will receive?

Not necessarily. The consideration that an individual Alliance shareholder will receive depends in part on the elections of all other Alliance shareholders. The reorganization agreement limits the aggregate number of Alliance shares for which cash may be paid to 20% of the outstanding Alliance common stock, or 1,021,993 shares. If cash elections are made for more than 1,021,993 shares by the shareholders of Alliance, the number of shares for which each shareholder will receive cash will be reduced pro rata, so that the total number of shares for which cash is received does not exceed 1,021,993. For a shareholder of Alliance to maximize the amount of cash he will receive for his shares of Alliance common stock, the shareholder should elect to receive cash for 100% of the shareholder’s shares of Alliance common stock. Please refer to “The Reorganization Agreement – Merger Consideration” beginning on page 108 of the Proxy Statement for examples illustrating the effects of such proration.

For more information, please review the joint proxy statement/prospectus previously sent to you, which can also be accessed at https://www.eproxyaccess.com/abva.

CAUTIONARY STATEMENTS ABOUT FORWARD LOOKING STATEMENTS

This brochure contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the goals, intentions, and expectations of WashingtonFirst and Alliance as to future trends, long-term value of investments, plans, events (including the expected completion date for the proposed merger), future results of operations and financial condition and regarding general economic conditions. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between WashingtonFirst and Alliance and (ii) WashingtonFirst’s and Alliance’s plans, obligations, expectations and intentions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon the beliefs of the respective managements of WashingtonFirst and Alliance as to the expected outcome of future events, current and anticipated economic conditions, nationally and in the parties’ market, and judgments about the ability of the parties to successfully consummate the merger and to integrate the operations of the two companies. Factors that could cause results and outcomes to differ materially include, among others, the ability to obtain required regulatory and shareholder approvals; the ability to complete the merger as expected and within the expected timeframe; and the possibility that one or more of the conditions to the consummation of the merger, including the completion of a capital raising transaction by WashingtonFirst, may not be satisfied. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on such forward-looking statements. Past results are not necessarily indicative of future performance. WashingtonFirst and Alliance assume no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

ADDITIONAL INFORMATION REGARDING THE PROPOSED MERGER

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WashingtonFirst has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, as amended (registration no. 333-183255), that includes a proxy statement of Alliance that also constitutes a proxy statement and a prospectus of WashingtonFirst. A definitive proxy statement and prospectus was first mailed to shareholders of WashingtonFirst and Alliance on or about November 13, 2012, and Alliance also plans to file other documents with the SEC regarding the proposed merger. INVESTORS AND SECURITY HOLDERS OF WASHINGTONFIRST AND ALLIANCE ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Certain of such documents are not currently available. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov. Copies of the documents filed with the SEC by WashingtonFirst will be available free of charge on WashingtonFirst’s website at www.wfbi.com under the tab “About the Bank” and then under the heading “Investor Relations” or by contacting WashingtonFirst’s Investor Relations Department at 11921 Freedom Drive, Suite 250, Reston, VA 20190. Copies of the documents filed with the SEC by Alliance will be available free of charge on Alliance’s website at www.alliancebankva.com under the tab “Investor Relations” and then under the heading “Press Releases” or under the heading “Documents/SEC Filings.” You may also read and copy any reports, statements and other information filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC. Information about the operation of the SEC Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

WashingtonFirst, Alliance and their respective directors, executive officers, and certain other members of management and employees of WashingtonFirst, Alliance and their respective subsidiaries may be deemed to be participants in the solicitation of proxies from shareholders of Alliance in connection with the proposed merger. Information about the directors and executive officers of WashingtonFirst is set forth in WashingtonFirst’s proxy statement dated March 15, 2012 available on WashingtonFirst’s website at www.wfbi.com under the tab “About the Bank” and then under the heading “Investor Relations”. Information about the directors and executive officers of Alliance is set forth in an amendment on Form 10-K/A to Alliance’s Annual Report on Form 10-K filed with the SEC on April 30, 2012. Additional information regarding the interests of such participants are included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Vote FOR

THE MERGER

The reorganization agreement pursuant to which the merger will occur provides compelling value to Alliance shareholders.

Vote FOR approval of the reorganization agreement pursuant to which the merger will occur by following the simple instructions on the enclosed proxy card to vote by telephone, by Internet or by signing and returning the proxy card in the postage-paid envelope provided.

Please note that if you hold shares in more than one account, you may receive more than one proxy card. We urge you to vote using each proxy card that you receive, in order to ensure that all of your shares are represented at the special meeting.

Remember, not voting has the same effect as a vote against the merger.

PLEASE VOTE TODAY!

If you have any questions about the special meeting or how to vote your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

Toll-Free: (888) 750-5834